As filed with the Securities and Exchange Commission on April 27, 2023

Registration No. 333-269368

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERGY AND WATER DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Florida	3585	30-0781375
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7901 4th Street N STE #4174, St Petersburg, Florida	33702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 727-677-9408

Florida Registered Agent LLC

7901 4th St N STE 300

St. Petersburg, FL 33702

T: 850-807-4500

agent@floridaregisteredagent.net

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Amy K. Maliza, Esq. di Santo Law, PLLC 429 Lenox Avenue, 4th Floor Miami Beach, FL 33139 (305) 587-2699 amaliza@disantolaw.com

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company: ☒
Emerging growth company: ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 2 (this “Amendment No. 2”) to the Registration Statement on Form S-1 of Energy and Water Development Corp. (File No. 333-269368), (as amended, the “Registration Statement”) is being filed as an exhibit-only filing to file an updated consent of TAAD LLP, filed herewith as Exhibit 23.1 (the “Consent”). Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement and the Consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date Filed	Exhibit #	Herewith

3.1	Amended and Restated Articles of Incorporation of Energy and Water Development Corp.	8-K	1/31/2020	3.1
3.2	Articles of Amendment to Articles of Incorporation of Energy and Water Development Corp.	S-8	10/28/2022	3.2
3.3	Bylaws of Energy and Water Development Corp.	S-1	10/7/2015	3.2
4.1	Registration Rights Agreement by and between Energy and Water Development Corp. and Tysadco Partners, LLC dated January 26, 2022	S-1	5/31/2022	4.1
5.1	Legal Opinion of di Santo Law PLLC	S-1	1/23/2023	5.1
10.1	Technology Transfer Agreement & License Agreement by and between Swiss Water Tech Research and Development S.A and Eurosport Active World Corp dated February 1, 2013	S-1	10/7/2015	10.1
10.2 ±	Employment Agreement by and between Energy and Water Development Corp. and Ralph Hofmeier dated August 4, 2022	8-K	8/4/2022	10.1
10.3 ±	Employment Agreement by and between Energy and Water Development Corp. and Irma Velazquez dated August 4, 2022	8-K	8/4/2022	10.2
10.4	Addendum to Technology Transfer and License Agreement dated January 29, 2016 to License Agreement with Swiss Water Tech Research and Development S.A.	S-1	8/1/2018	10.6
10.5	Independent Contractor Agreement dated March 15, 2015 by and between Eurosport Active World Corp. and EAWC Tecnologias Verdes SA de CV	S-1/A	10/15/2018	10.10
10.6	Addendum to Independent Contractor Agreement dated March 15, 2017 by and between Eurosport Active World Corp. and EAWC Tecnologias Verdes SA de CV	S-1/A	10/15/2018	10.11
10.8	Sales Contract for a Solar Powered Atmosphere Water Generation System by and between Eurosport Active World Corp and His Will Innovations LTD dated April 10, 2019	S-1	5/31/2022	10.8
10.9	Amendment to Purchase and Sales Agreement by and between Energy and Water Development Corp. and EAWC Tecnologias Verdes SA de CV dated November 17, 2020	S-1	5/31/2022	10.9
10.16 ±	Consulting Agreement by and between InfoQuest Technology, Inc. and Energy and Water Development Corp. dated June 2, 2021	S-1	5/31/2022	10.16
10.17±	Energy and Water Development Corp. 2022 Long Term Incentive Plan	S-8	10/28/2022	4.1
10.18±	Engagement Letter entered into as of January 30, 2023 by and between AOB Accounting and Consultancy Services Company Limited and Energy and Water Development Corp.	8-K	2/1/2023	10.1
14.1	Code of Ethics	8-K	9/14/2022	14.1
21.1	List of Subsidiaries of the Registrant	S-1	1/23/2023	21.1
23.1	Consent of TAAD LLP, independent registered public accounting firm				X
23.2	Consent of di Santo Law PLLC (included in Exhibit 5.1)	S-1	1/23/2023	5.1
107	Filing Fees	S-1	1/23/2023	107

± Management contract or compensatory plans or arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in Hamburg, Germany, on April 27, 2023.

ENERGY AND WATER DEVELOPMENT CORP.

By:	/s/ Irma Velazquez
Irma Velazquez
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form S-1 has been signed by the following persons in the capacities indicated on April 27, 2023.

Signature	Title

/s/ Irma Velazquez	Chief Executive Officer and Vice Chairman of the Board
Irma Velazquez	(Principal Executive Officer)

*	Chairman of the Board and Chief Technology Officer
Ralph Hofmeier

*	Chief Financial Officer
Amedeo Montonati	(Principal Financial Officer and Principal Accounting Officer)

Irma Velazquez hereby signs this Amendment No. 2 to the Registration Statement on Form S-1 on behalf of each of the indicated persons for whom she is attorney-in-fact on April 27, 2023 pursuant to a power of attorney filed with the Registration Statement on Form S-1/A (File No. 333-269368) filed with the SEC on April 10, 2023.

* By:	/s/ Irma Velazquez
Irma Velazquez
Attorney-in-Fact